SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement.

☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐ Definitive Proxy Statement.

☒ Definitive Additional Materials.

☐ Soliciting Material Pursuant to Sec. 240.14a-12.

OPPENHEIMER CAPITAL INCOME FUND
OPPENHEIMER CASH RESERVES
OPPENHEIMER CHAMPION INCOME FUND
OPPENHEIMER COMMODITY STRATEGY TOTAL RETURN FUND
OPPENHEIMER CORPORATE BOND FUND
OPPENHEIMER CURRENCY OPPORTUNITIES FUND
OPPENHEIMER EMERGING MARKETS DEBT FUND
OPPENHEIMER EQUITY FUND, INC.
OPPENHEIMER GLOBAL STRATEGIC INCOME FUND
OPPENHEIMER INTEGRITY FUNDS, on behalf of Oppenheimer Core Bond Fund
OPPENHEIMER INTERNATIONAL BOND FUND
OPPENHEIMER LIMITED-TERM GOVERNMENT FUND
OPPENHEIMER MAIN STREET FUNDS, INC., on behalf of Oppenheimer Main Street Fund
OPPENHEIMER MAIN STREET SELECT FUND
OPPENHEIMER MAIN STREET SMALL- & MID-CAP FUND
OPPENHEIMER MASTER EVENT-LINKED BOND FUND, LLC
OPPENHEIMER MASTER INFLATION PROTECTED SECURITIES FUND, LLC
OPPENHEIMER MASTER LOAN FUND, LLC
OPPENHEIMER PORTFOLIO SERIES FIXED INCOME ACTIVE ALLOCATION FUND
OPPENHEIMER SENIOR FLOATING RATE FUND
OPPENHEIMER SHORT DURATION FUND

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Proxy Votes Scheduled for February 2012

OppenheimerFunds has scheduled a special shareholder meeting for February 29, 2012, to conduct proxy votes on several proposals impacting multiple funds.

OppenheimerFunds has scheduled a special shareholder meeting for February 29, 2012 and is asking shareholders to vote on three proposals involving a number of funds.

Proposals up for consideration are:

•	Election of Fund Board Members: OppenheimerFunds proposes reelecting several current Board Members and approving successors for retiring trustees

•
Approval to Change or Remove Policies, Investment Objectives: OppenheimerFunds proposes to standardize certain fundamental policies in order to give funds increased flexibility to adapt to a changing investment environment and achieve consistency among other funds in the Oppenheimer family. In addition, the Funds’ investment objectives are being revised and standardized

•
Make all Funds Delaware Statutory Trusts: Oppenheimer proposes reorganizing funds so that they can take advantage of the benefits offered by organizing in the state of Delaware. As such, the proposal calls for organizing the funds as Delaware statutory trusts as opposed to Maryland corporations or Massachusetts business trusts

The funds’ Board of Trustees or Board of Directors recommends shareholders vote “for” the election of Board Members and “for” each proposal.

Shareholders are entitled to one vote for each share they owned on December 7, 2011. To vote, shareholders can mark, sign and date the physical proxy ballot and return it by mail or vote by telephone or Internet.

The proxy votes involve the following funds:

o	Capital Income Fund

o	Cash Reserves Fund

o	Champion Income Fund

o	Commodity Strategy Total Return Fund

o	Core Bond Fund

o	Corporate Bond Fund

o	Currency Opportunities Fund

o	Emerging Markets Debt Fund

o	Equity Fund

o	Global Strategic Income Fund

o	International Bond Fund

o	Limited Term Government Fund

o	Main Street Fund

o	Main Street Select Fund

o	Main Street Small- & Mid-Cap Fund

o	Master Event-Linked Bond Fund, LLC

o	Master Inflation Protection Securities Fund, LLC

o	Master Loan Fund, LLC

o	Portfolio Series Fixed Income Active Allocation Fund

o	Senior Floating Rate Fund

o	Short Duration Fund

For additional information, please see the proxy statements and letter below.

Proxy Letter (Retail Funds)

Proxy Statement (Retail Funds)

Shares of Oppenheimer funds are not deposits or obligations of any bank, are not guaranteed by any bank, are not insured by the FDIC or any other agency, and involve investment risks, including the possible loss of the principal amount invested.

For Institutional Use Only. This material has been prepared by OppenheimerFunds Distributor, Inc. for institutional investors only. It has not been filed with FINRA, may not be reproduced and may not be shown to, quoted to or used with members of the public.

Before investing in any of the Oppenheimer funds, investors should carefully consider a fund's investment objectives, risks, charges and expenses. Fund prospectuses and, if available, summary prospectuses contain this and other information about the funds, and may be obtained by visiting our website at oppenheimerfunds.com, or calling us at 1.800.255.2755. Investors should read prospectuses and, if available, summary prospectuses, carefully before investing.

Oppenheimer funds are distributed by OppenheimerFunds Distributor, Inc.

Two World Financial Center, 225 Liberty Street, New York, NY 10281-1008

© 2011 OppenheimerFunds Distributor, Inc. All rights reserved.

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